UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2008
Chevron Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-368-2	94-0890210

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer No.)

6001 Bollinger Canyon Road, San Ramon, CA	94583

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (925) 842-1000
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On January 30, 2008, the Board of Directors of Chevron Corporation (“Chevron”) approved an amendment to Article IV, Section 1 of Chevron’s By-Laws to permit Chevron stockholders to cause a special meeting of stockholders to be held. The amendment, which was effective immediately upon approval, permits holders of at least 25 percent of the outstanding shares of Chevron common stock entitled to vote to submit a written request to the Chairman of the Board or Secretary to cause the special meeting to be held. The amendment also provides that the Chairman of the Board or Secretary shall not call a special meeting of stockholders if (i) the Board has called or calls for an annual meeting of stockholders and the purpose of such annual meeting includes the purpose specified in the request or (ii) an annual or special meeting was held not more than 12 months before the request to call the special meeting was received, which included the purpose specified in the request. Previously, Chevron stockholders were not empowered to cause a special meeting of stockholders to be held.
The amended By-Laws of Chevron reflecting this amendment are filed as Exhibit 3.1 to this report.
Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Description
3.1	By-Laws of Chevron Corporation, as amended (filed herewith).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 1, 2008

CHEVRON CORPORATION
By	/s/ CHRISTOPHER A. BUTNER
Christopher A. Butner
Assistant Secretary

EXHIBIT INDEX

Exhibit
Number	Description
3.1	By-Laws of Chevron Corporation, as amended (filed herewith).